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                                                                     EXHIBIT 3.8
                                                                     -----------


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         SCOVILL APPAREL FASTENERS INC.


IT IS HEREBY CERTIFIED THAT:

        1. The name of the corporation (hereinafter called the "corporation") is SCOVILL APPAREL FASTENERS INC.

        2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

        "First:  The name of the corporation (hereinafter called the
         -----
"corporation" is"

                            SCOVILL FASTENERS INC."

        3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
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                                      -2-




          IN WITNESS WHEREOF, the undersigned has subscribed this document on this __ day of August, 1987 and does hereby affirm, under penalties of perjury, that the statements contained therein are true and correct.


                              SCOVILL APPAREL FASTENERS INC.

                              By: /s/ Richard C. Bennett
                                  ------------------------------
                                  Richard E. Bennett, Chairman


Attest:

/s/ Laura B. Resnikoff
-----------------------------
Laura B. Resnikoff, Assistant
  Secretary